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EXHIBIT 23.03

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Cellegy Pharmaceuticals, Inc. for the registration of 5,050,543 shares of its common stock and to the incorporation by reference therein of our report dated February 13, 2003, with respect to the consolidated financial statements of Cellegy Pharmaceuticals, Inc. for the year ended December 31, 2002, and for the period from June 26, 1989 (inception) through December 31, 2002 (not separately presented) included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

                      /s/ Ernst & Young LLP

Palo Alto, California
June 8, 2005

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  EXHIBIT 23.03
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM